EXHIBIT 10 (pp)
December 14, 1994

Resource Recycling Technologies, Inc.
Corporate Offices
300 Plaza Drive
Vestal, NY 13850

Attention:        Lawrence J. Schorr
                  President and CEO


Gentlemen:

         We are writing this letter to confirm our agreement ("Agreement") that Ladenburg, Thalmann & Co. Inc. ("Ladenburg") has been engaged by Resource Recycling Technology, Inc. (the "Company") as exclusive financial advisor and placement agent in connection with the proposed offer and private placement (the "Sale") by the Company of approximately $10.5 million of debt securities of the Company relating to the financing of the Company's material handling facility in Lake County Illinois(collectively, the "Securities").

         This Agreement shall become effective upon the execution hereof by the Company, and the term of this Agreement and the exclusive appointment provided for herein shall end on the first anniversary of the date of such execution by the Company (the "Term").

I.       Performance of Services

         Ladenburg's services shall be to structure and offer the Securities on a private placement basis to qualified investors and assist in the negotiation of the sale (the "Sale") of the Securities.

II.      Compensation for Services

A. If one or more Sales are consummated during the Term or within eighteen months after the end of the Term with and investor or lender introduced to the Company by Ladenburg or contacted by Ladenburg or the Company during the Term, the Company will pay or cause to be paid to Ladenburg a placement fee (the "Private Placement Fee") equal to three percent of the purchase price paid by the purchaser of the Securities issued in connection with each such Sale, subject to payment of a minimum of a Private Placement Fee of $250,000.

B. A Private Placement Fee shall be payable upon the closing of each Sale, In addition, if Ladenburg obtains a written commitment from a proposed purchaser for the Sale of the Securities and the Sale is not consummated (other than by reason of default by the proposed purchase) by the earlier to occur of the dates set forth in clauses (i) or (ii) of this paragraph B whereby Ladenburg is paid a Private Placement Fee and the sale of similar securites occur, then the Company shall pay Ladenburg an addition performance fee of three percent of the purchase price of the Securities which shall be payable at the earlier of (I) eighteen months after the termination of the Agreement or (ii) the date when such a commitment is no longer in force or effect.

C. The Company agrees to reimburse Ladenburg for all reasonable out-of-pocket expenses incurred in carrying out the terms of the Agreements, including travel, telephone, facsimile, courier, computer time charges, attorney's fees and disbursements and any sales, use or similar taxes. These out-of-pocket expenses will be payable from time to time promptly upon invoicing by Ladenburg therefor.

         The provisions of the Section II shall survive the termination and expiration of this Agreement.

III.     Indemnification

         The Company and Ladenburg hereby agree to the terms and conditions of the Indemnification Agreement attached hereto as Appendix A with the same force and effect as if such terms and conditions were set forth at length herein.

IV. Coordination of Efforts

         In order to coordinate the efforts of both Ladenburg and the Company, and to maximize the possibility of consummating a Sale during the term of this Agreements, Ladenburg shall have the sole and exclusive authority to initiate discussions with potential purchasers of the Securities. In the event the Company, its directors, officers, employees or shareholders receive any inquiries or conduct and discussions concerning the availability of the Securities for purchase, such inquiries and discussions shall be promptly referred to Ladenburg.

V.       Disclosure

         Any  financial  or  other  advice,   descriptive   memoranda  or  other
documentation rendered by Ladenburg pursuant to this Agreement may not be disclosed, quoted, or otherwise referred to publicity, to any third party or in any document in any manner without the prior written approval of Ladenburg. All non-public information provided by the Company to Ladenburg will be considered as confidential Information and shall be maintained as such by Ladenburg, except as required by law or as required to enable Ladenburg to perform its services pursuant to this Agreement, until the same becomes known to third parties or the public without release thereof by Ladenburg.

         The Company agrees to provide to Ladenburg, among other things, all reasonable information requested or required by Ladenburg or a potential investor, including, but not limited to, information concerning historical and projected financial results and possible and known litigious and other contingent liabilities of the Company. The Company also agrees to make available to Ladenburg such representatives of the Company, including among others, directors, officers, employees, outside counsel, and independently certified public accountants, as Ladenburg may reasonably request. The Company will promptly advise Ladenburg of any material changes in its business or finances. The Company represents that all information made available to Ladenburg by the Company, including, without lining the generality of the foregoing, and private placement memorandum or other information materials prepared by or approved by the Company, will be complete and correct in all material respects and will not contain any untrue statements of a material fact or omit to state a material fact when necessary in order to make the statement therein not misleading in light of the circumstances under which such statements are made. In rendering its services hereunder, Ladenburg will be using and relying primarily on such information without independent verification thereof or independent appraisal of any of the Company's assets. Ladenburg does not assume responsibility for the accuracy or completeness of the information.

VI.      Obligations of Ladenburg Solely to the Company

         The services herein provided are to be rendered solely to the Company. They are not being rendered by Ladenburg as an agent for or as a fiduciary or the shareholders of the Company and Ladenburg shall not have any liability or obligation with respect to its services hereunder to such shareholders or to any other person, firm or corporation.

VII.     Termination

         This engagement may be terminated by the Company or by Ladenburg at any time after 180 days with or without cause upon written notice to that effect to the other party, but no such termination shall affect Ladenburg's right to compensation earned on or prior to such termination (including, without limitation, the Private Placement Fee described in the third sentence of Section IIB hereof) and Ladenburg also shall be entitled to the compensation hereinabove provided in the event that at any time prior to the expiration of eighteen months after expiration or termination of the Agreement a Sale is consummated with an investor or lender introduced to the Company by Ladenburg or contracted by Ladenburg or the Company during the term of this Agreement.

VIII.    Entire Agreement, Etc.

         This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements between the parties. This Agreement cannot be terminated or changed, nor can any of its provisions be waived, except by written agreement signed by all parties hereto. This Agreement shall be binding upon and inure to the benefit of any successors, assigns, heirs and person representatives of the Company and Ladenburg. A telecopy of a signed original of this Agreement shall be sufficient to bind the parties whose signatures appear hereon.

IX.      Governing Laws and Jurisdiction

         This Agreement shall be governed by and construed to be in accordance with the laws of the State of New York applicable to contracts made and to be performed solely in such state by citizens thereof. Any dispute arising out of this Agreement shall be Adjudicated in the courts of the State of New York or in the federal courts sitting in the Southern District of new York, and the Company hereby agrees that service of process upon it by registered or certified mail at the address shown in this Agreement shall be deemed adequate and lawful. The parties hereto shall deliver notices to each other by personal delivery or by registered mail (return receipt requested) at the addresses set forth above.

X.       Acceptance

         Please confirm that the foregoing is in accordance with your understanding by signing on behalf of the Company and returning an executed copy of this Agreement, whereupon it shall become a binding agreement between the Company and Ladenburg.
Very truly yours,

LADENBURG, THALMANN & CO. INC.

By: /s/
    James P. Sletteland
    Managing Director

By: /s/
    Commitment Committee

Accepted and agreed to:
RESOURCE RECYCLING TECHNOLOGY, INC.

By: /s/
    Larry Schorr, President and CEO

                                                                       EXHIBIT A

                           INDEMNIFICATION AGREEMENT

Exhibit A to Letter Engagement Agreement (the "Agreement"), dated December 14, 1994 by and between Resource Recycling Technologies, Inc. (the "Company") and Ladenburg, Thalmann & Co. Inc.

The Company agrees to indemnify and hold Ladenburg, Thalmann & Co. Inc. ("Ladenburg") and its affiliates, control persons, directors, officers, employees, agents, consultants and attorneys (each and "Indemnified Person") harmless from and against all losses, claims, damages, liabilities, cost or expenses, including those resulting from any threatened or pending investigation, action, proceeding or dispute whether or not Ladenburg or any such other Indemnified Person is a party to such investigation, action, proceeding or dispute arising out of Ladenburg's entering into or performing services or engaging others to assist Ladenburg is performing services under this Agreement, or arising out of any matter referred to in this Agreement. This indemnity shall also include Ladenburg's and/or any such other Indemnified Person's reasonable attorneys' and accountants' fees and out-of-pocket expenses incurred in, such investigations, actions, proceedings, or disputes which fees, expenses, and costs shall be periodically reimbursed to Ladenburg and/or to any such other Indemnified Person by the Company as they are incurred; provided, however, that the indemnity herein set forth shall not apply where that Ladenburg acted in a grossly negligent manner or engaged in willful misconduct in the performance of it's services hereunder which gave rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder. The Company also agrees that neither Ladenburg nor any Indemnified Person shall have any liability (whether direct or indirect, in contract, or tort or otherwise) to the Company for or in connection with any act or omission to act by Ladenburg as a result of its engagement under this Agreement except for any such liability for losses, claims, damages, liabilities, or expenses incurred by the Company from Ladenburg's gross negligence or willful misconduct.

If for any reason, the foregoing indemnification is unavailable to Ladenburg or any such other Indemnified Person or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by Ladenburg or any such other Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and Ladenburg or any such other Indemnified Person on the other hand, but also the relative fault of the Company and Ladenburg or any such Indemnified Person, as well as any relevant equitable considerations; The reimbursement, indemnity and contribution obligations of the Company hereinabove set forth shall be in addition to any liability which the Company may otherwise have and these obligations and other provisions hereinabove set forth shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Ladenburg and any other Indemnified Person. The terms and conditions hereinabove set forth is this Appendix A shall survive the termination and expiration of this Agreement and shall continue indefinitely thereafter.


RESOURCE RECYCLING TECHNOLOGIES, INC.

By: /s/


LADENBURG, THALMANN & CO. INC.

By: /s/